UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2023

HyreCar Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38561	47-2480487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

915 Wilshire Blvd, Suite #1950 Los Angeles, California		90017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 688-6769

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	HYRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

As previously disclosed, HyreCar Inc. (the “Company”) holds a 1% membership interest in HyreDrive, LLC (“HyreDrive”), which is a joint venture between the Company and AmerDrive Holdings, Inc., the managing member and holder of the remaining 99% membership interest in HyreDrive (“AmeriDrive”). Also as previously disclosed, the Company entered into a Performance Guaranty (the “Performance Guaranty”) in favor of the Trustee (as defined below) under a Base Indenture, dated as of September 2, 2022 (the “Base Indenture”), by and between AmeriDrive Funding LLC, a wholly-owned subsidiary of HyreDrive, as issuer, (the “JV Sub”) and Wilmington Trust, National Association, not in its individual capacity, but solely as trustee (the “Trustee”) and securities intermediary (the “Securities Intermediary”), as supplemented by a Series 2022-1 Supplement to Base Indenture, dated as of September 2, 2022 (the “Series Supplement” and together with the Base Indenture, the “Indenture”), by and among JV Sub, AmeriDrive, HyreDrive, the Company, Credit Suisse AG, New York Branch, certain noteholders, note purchasers, conduit investors and funding agents, and the Trustee and Securities Intermediary. As previously disclosed, proceeds from the financing obtained pursuant to the Indenture were intended to be used to purchase vehicles for the primary purpose of expanding the strategic relationship between AmeriDrive and the Company, intended to create a larger national network of vehicle supply for the Company’s technology platform. As of January 31, 2023, approximately $24 million of financing had been obtained pursuant to the Series Supplement and the Base Indenture.

By letter dated February 8, 2023 (the “Trustee Letter”), the Trustee delivered a notice to the Company that Credit Suisse AG, Cayman Islands Branch, as the Required Controlling Class Series 2022-1 Noteholders (as defined under the Indenture and hereinafter referred to as the “Required Noteholders”) have directed the Trustee to exercise its rights and/or remedies under the Performance Guaranty. The Trustee Letter notified the Company that the Required Noteholders allege that certain Units purchased at the direction of HyreDrive’s managing member (as defined in that certain SUBI 1 Supplement to the Trust Agreement, dated as of September 2, 2022, by and among AmeriDrive, as SUBI 1 Administrator, HyreDrive, as settlor and beneficiary, JV Sub, as SUBI 1 beneficiary and SUBI 1 holder, the Trustee and Wilmington Trust, National Association, as UTI trustee, SUBI 1 trustee and administrative trustee (the “SUBI Supplement”)) were not Eligible Vehicles, as specified in that certain Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of September 2, 2022, among Hyredrive Titling Trust (the “Trust”), as lessor, HyreDrive, as a lessee, JV Sub, and AmeriDrive as servicer. Pursuant to the SUBI 1 Supplement, representations and warranties required that each Unit be an Eligible Vehicle and the failure to so qualify would result in a breach of the SUBI Supplement. The Trustee Letter further asserts that it is the Required Noteholders’ understanding that HyreDrive’s managing member was aware that the aforementioned representations and warranties were incorrect at least with respect to certain Units prior to each of the three (3) fundings under the Indenture and Series Supplement and HyreDrive nevertheless failed to purchase (or cause to be purchased) the deficient Units as required pursuant to the terms of the SUBI Supplement.  The Trustee Letter further asserts that since HyreDrive did not so purchase them (or cause them to be purchased), the Company’s obligations under the Performance Guaranty are triggered. The Trustee Letter demands that the Company immediately purchase approximately $3.0 million of the Units in accordance with the SUBI Supplement and provide any and all information to Trustee related to other Units previously purchased.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYRECAR INC.

Date: February 9, 2023	By:	/s/ Eduardo Iniguez
	Name:	Eduardo Iniguez
	Title:	Interim Chief Executive Officer and Chief Financial Officer